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                           [LETTER HEAD OF RANDGOLD]

                               DEED OF GUARANTEE

          DEED OF GUARANTEE, dated as of 25th day of August 2000 (as amended, supplemental or otherwise modified from time to time in accordance with the terms hereof) this "Guarantee Agreement between Randgold Resources Limited, having its registered office at La Motte Chambers, St. Helier, Jersey, JE1 1BJ and Randgold & Exploration Company Limited, having its registered office at 5 Press Avenue. Selby, Johannesburg 2025, South Africa (each a "Guarantor" and together the "Guarantors") and Sypps having its registered office at Allington House, 150 Victoria Street, London, SW1E 5LB (the "Project Company").

WHEREAS

(A) SOMISY, a majority owned subsidiary of Randgold Resources Limited, and the Project company having entered into the Deferred Terms Agreement.

(B) This guarantee is given in satisfaction of Clause 2.1 of the Deferred Terms Agreement and it is a condition of the Project Company entering into the Deferred Terms Agreement that the Guarantors enter into this Guarantee Agreement.

NOW, THEREFORE, It is agreed as follows:

          SECTION 1

          DEFINITIONS

          Unless expressly defined herein or the context requires otherwise, capitalised terms shall have the same meanings as set out in the Deferred Terms Agreement. The following capitalised terms shall have the meanings herein specified, and shall include in the singular number the plural and in the plural number the singular.

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          "Deferred Terms Agreement" the agreement dated 25 February 2000 between the Project Company and SOMISY for the supply of electrical capacity and energy to a mine in Syama, Republic of Mali;

          "Guaranteed Obligations" shall mean all of the obligations and liabilities of SOMISY under the Deferred Terms Agreement.

          SECTION 2

          GUARANTEE

          (a) Subject to this Section 2, each Guarantor severally, and also jointly with the other Guarantor, hereby absolutely, irrevocably and unconditionally guarantees the due and punctual payment of all the Guaranteed Obligations and hereby agrees that in the event that SOMISY shall fail to make due and punctual payment of any Guaranteed Obligations not disputed in good faith in an aggregate amount exceeding five thousand US dollars ($5,000) properly payable under or arising from or with respect to the Deferred Terms Agreement, the Guarantors are entitled to all benefits, limitations and defences in respect of the Guaranteed Obligations afforded to SOMISY under the Deferred Terms Agreement.

          (b) The Guarantee Agreement shall be a continuing guarantee and shall remain Operative and in full force and effect until all of the Guaranteed Obligations have been performed in full.

          (c) This Guarantee Agreement and the liability of the Guarantors hereunder shall remain in full force and effect and shall in no way be affected or impaired by, and no notice to the Guarantors shall be required, in respect of:

                 (i) any compromise, waiver, settlement, release, renewal, extension, indulgence, change in or modification of any of the obligations and liabilities of SOMISY under the Deferred Terms Agreement, except to the extent that SOMISY has been so relieved (except that this Guarantee Agreement and the liability of the Guarantors hereunder shall not extend to any additional or increased obligations and liabilities

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                        of SOMISY under the Deferred Terms Agreement as a result
                        of any such compromise, waiver, settlement, release, renewal, extension, indulgence, change in or modification unless the prior written consent thereto of the Guarantors, expressly referring to this Guarantee Agreement shall have been obtained in connection therewith);

                 (ii) the enforcement or absence of enforcement of the Deferred Terms Agreement or any security or any release of security;

                 (iii) the winding-up (or equivalent) of SOMISY or the Guarantors or any other person or any step being taken for any such winding-up or dissolution (or equivalent); or

                 (iv) the material legality, invalidity or unenforceability of or any material defect in any provision of the Deferred Terms Agreement.

          (d) Notwithstanding anything to the contrary herein contained, the guarantors shall not be obliged to perform any of the Guaranteed Obligations hereunder until a demand by the Project Company shall have been made upon the Guarantors specifying in detail each of the Guaranteed Obligations which shall not have been performed by SOMISY and five (5) Business Days shall have elapsed after receipt by the Guarantors of such demand.

          (e) If the Project Company having received any payment from the Guarantors pursuant to any of its obligations hereunder, should receive, after the making of such payment by the Guarantors, any payment or distribution with respect thereto, the Project Company shall remit such payment to the Guarantors promptly, but in any event within five (5) Business Days after receipt thereof.

          SECTION 3

          GUARANTOR'S REPRESENTATION

          Each Guarantor severally, and also jointly with the other Guarantor, represents and warrants to the Project Company as of the date hereof that:

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                 (a)    each Guarantor is a public company duly organised,
                        validity existing under the laws of Jersey in respect of Randgold Resources Limited and of South Africa in respect of Randgold & Exploration Company Limited and has full power, authority and legal rights to execute and deliver, and to perform its obligations under, this Guarantee Agreement.

                 (b) each Guarantor has taken all necessary corporate and legal action to authorise the guarantee hereunder on the terms and conditions of this Guarantee Agreement and to authorise its execution, delivery and performance of this Guarantee Agreement.

                 (c) this Guarantee Agreement has been duly executed and delivered by each Guarantor, and constitutes the legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor, except as such enforcement may be limited by (i) applicable, bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally, and (ii) general principles of equity.

SECTION 4

MERGER OR CONSOLIDATION

If the Guarantors are party to a merger or consolidation in which the Guarantors are not the surviving corporations, or sell all or substantially all of their assets, then the Guarantors shall procure that the surviving corporations or the person to which such sale has been made, as the case may be, shall have assumed all of the Guarantors' obligations hereunder, to the extent same shall not have occurred by the operation of law.

SECTION 5

COSTS OF ENFORCEMENT

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The Guarantors agree to hold the Project Company harmless from and against any and all loss, liability or expense (including, without limitation, the reasonable fees and disbursements of counsel for the Project Company) which may be sustained or incurred by or on behalf of the Project Company in enforcing any obligation of the Guarantors hereunder.

SECTION 6

SUCCESSORS AND ASSIGNS

The Guarantee Agreement shall be binding upon and inure to the benefit of the Guarantors and the Project Company and their respective successors and permitted assigns. This Guarantee Agreement shall not be deemed to create any right in any person, not be construed in any respect to be a contract, in whole or in part, for the benefit of any person, except the parties hereto and their respective successors and permitted assigns. This Guarantee Agreement may not be assigned by either party without first having obtained written consent of the other.

SECTION 7

TERMINATION

Unless earlier terminated pursuant to Section 2(b) and 4, this Guarantee Agreement shall automatically terminate upon the performance in full of all the Guaranteed Obligations.

SECTION 8

MISCELLANEOUS

(a) Except as expressly otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the parties hereto shall be deemed to have been duly given or made only when delivered in writing or by telecopy to the party to which such notice, request, demand, consent, instruction or other communication is required or permitted to be given or made hereunder, at the addresses or telecopy numbers of the parties, and to the attention of the person, specified below, or to such

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          other addresses, telecopy number or attention as either party may hereafter specify to the other in writing:

          (i)      If to the Guarantors:

                   Address:            P O Box 82291
                                       Southdale 2135
                                       South Africa

                   Attention:          The Managing Director

                   Facsimile:          27 11 837-0813

          (ii)     (ii)    If to Project Company:

                   Address:            Rolls-Royce Power Ventures Limited
                                       Allington House
                                       150 Victoria Street
                                       LONDON, SWIE 5LB

                   Attention:          Mr Paul Carey

                   Facsimile:          0944 171 2279001

          Any notice or other communication referred to herein given in accordance with this Section 8 shall be deemed to be delivered (i) if sent by hand delivery when received, (ii) if sent by mail, seven days after such communication is deposited in the mail with first-class postage prepaid, addressed or aforesaid, (iii) if sent by facsimile, when such facsimile is transmitted and oral or electronic receipt of confirmation is obtained by the sender (iv) in the case of delivery by an internationally recognised express courier service, two Business Days after delivery to such service, or (v) if sent by other means, when received at the addresses notified in this Section 8.

(b) The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Guarantors of the Project Company would otherwise

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          have. No waiver of any of the terms and conditions of this Guarantee
          Agreement and no notice to or demand on the Guarantors or the Project Company in any case shall entitle the Guarantors or the Project Company, as the case may be, to any other or further notice or demand in similar or other circumstances, or constitute the waiver of the rights of the Guarantors or the Project Company to any other or further action in any circumstances without notice or demand.

(c) This Guarantee Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with, and governed by, the laws of England and the parties hereby submit to the exclusive jurisdiction of the English courts.

(d) This Guarantee Agreement may not be changed orally but only by an instrument in writing signed by the Guarantors and the Project Company, and obligations hereunder may not be waived except by an Instrument in writing executed and delivered by the party granting such waiver.

(e) The headings of the several sections of this Guarantee Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee Agreement.

(f) Any provision of this Guarantee Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

This Guarantee Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Guarantee Agreement to be duly executed and delivered as a deed by their duly authorised officers or representatives as of the date first above written.

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Signed as a deed by RANDGOLD RESOURCES LIMITED on this the *** day of AUGUST
2000, acting by DAVID ASHWORTH

/s/ DAVID ASHWORTH
__________________________
Director

Signed as a deed by RANDGOLD & EXPLORATION COMPANY LIMITED on this the ___ day of AUGUST 2000, acting by DAVID ASHWORTH

/s/ DAVID ASHWORTH
__________________________
Director

Signed as a deed by ROLLS-ROYCE POWER VENTURES LIMITED on this the ___ day of
                 2000, acting by PAUL CAREY

__________________________
Director

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Signed as a deed by RANDGOLD RESOURCES LIMITED on this the ___ day of AUGUST
2000, acting by DAVID ASHWORTH

/s/ DAVID ASHWORTH
__________________________
Director

Signed as a deed by RANDGOLD & EXPLORATION COMPANY LIMITED on this the ___ day of AUGUST 2000, acting by DAVID ASHWORTH

/s/ DAVID ASHWORTH
__________________________
Director

Signed as a deed by ROLLS-ROYCE POWER VENTURES LIMITED on this the ___ day of
                 2000, acting by PAUL CAREY

/s/ PAUL CAREY
__________________________
Director

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